Exhibit 10.4

Non-U.S.

COVETRUS, INC. 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of [•] (the “Date of Grant”), is delivered by Covetrus, Inc. (the “Company”) to [•] (the “Participant”).

RECITALS

The Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1. Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant [•] restricted stock units, subject to the restrictions set forth below and in the Plan (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”), if and when the specified conditions are met in Section 3 below, and on the applicable payment date set forth in Section 5 below.

2. Stock Unit Account. Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3. Vesting.

(a) Subject to the terms of this Section 3, the Stock Units shall become vested according to the following schedule (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date:

Vesting Date	Number of Vested Stock Units

(b) The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units. If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.

(c) Notwithstanding Section 3(a) above, the Stock Units shall vest on a pro-rated basis upon the Participant’s termination of employment or service on account of Retirement (as defined below) provided such vesting does not result in violation of any age discrimination or other applicable law. For purposes of this Section 3(c), the term “Retirement” shall mean termination of employment or service with the Employer (other than for Cause (as defined in the Plan)) attained after the Participant has age (minimum 55) plus years of service with the Company and its subsidiaries (minimum 10 years of service) equal or exceeding 70. For purposes of determining the age and service requirement under this Section 3(c), the Participant’s age shall be determined by the Participant’s most recent birthday, and the Participant’s and years of service shall be determined by the number of years measured following the Effective Date until the Participant’s most recent employment anniversary with the Company and its subsidiaries. For purposes of this Section 3(c), vesting on a pro-rated basis shall be calculated by multiplying the number of Stock Units set forth under Section 1 by a fraction, the numerator of which is the number of days from the Date of Grant to the date of the Participant’s Retirement, and the denominator of which is [1,095].

(d) Except as otherwise provided in a written employment agreement or severance agreement entered into by and between the Participant and the Employer, in the event of a Change of Control before all of the Stock Units vest in accordance with Section 3(a) above, the provisions of the Plan applicable to a Change of Control shall apply to the Stock Units, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting of the Stock Units as it deems appropriate pursuant to the Plan.

4. Termination of Stock Units. Except as set forth in this Agreement, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before all of the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service. No payment shall be made with respect to any unvested Stock Units that terminate as described in this Section 4.

5. Payment of Stock Units and Tax Withholding.

(a) If and when the Stock Units vest, the Company shall issue to the Participant one share of Company Stock for each vested Stock Unit, subject to applicable obligations for Taxes. Subject to Sections 5(b) and 13 below, payment shall be made within 30 days after the first to occur of (i) the Participant’s termination of employment or service with the Employer on account of Retirement (to the extent the Stock Units vest on Retirement); and (ii) the applicable Vesting Date.

(b) All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld, collected or accounted for with respect to any income taxes, employment taxes, social insurance, social security, national insurance contributions, other contributions, payroll taxes, payment on account obligations and other amounts (“Taxes”), if applicable. At such time as the Committee may determine the time of payment in accordance with Section 5(a) above, or if applicable, at the time the Stock Units vest, the number of shares issued to the Participant may be reduced by a number of shares of Company Stock with a Fair Market Value (measured as of the Vesting Date) equal to an amount of the Taxes required by law to be withheld, collected or accounted for with respect to the payment of the Stock Units. If shares are withheld to cover the obligation for Taxes, then for tax purposes, the Participant shall be deemed to have been issued the full number of shares of Company Stock with respect to the vested Stock Units notwithstanding that a number of shares are held back for purposes of paying Taxes. To the extent not withheld in accordance with the immediately preceding sentence or to the extent the number of shares withheld is not sufficient to cover the obligation for Taxes, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any Taxes required to be withheld, collected or accounted for with respect to the Stock Units.

(c) The Participant acknowledges that regardless of any action the Company (or any subsidiary employing or retaining the Participant) takes with respect to any or all Taxes, the ultimate liability for all Taxes legally due by the Participant is and remains the Participant’s responsibility and that the Company (and its subsidiaries) (i) make no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the Stock Units, including the grant, vesting or settlement of the Stock Units, and the subsequent sale of any shares of Company Stock acquired at settlement; and (ii) do not commit to structure the terms of the grant or any aspect of the Stock Units to reduce or eliminate the Participant’s liability for Taxes. Further, if the Participant is subject to taxation in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Participant’s employer (or former employer, as applicable) may be required to withhold, collect or account for Taxes in more than one jurisdiction.

(d) The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.

6. No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units. Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the shares underlying the Stock Units prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in in accordance with this Agreement and the Plan.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Employment or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time, subject to the terms of any employment agreement between the Participant and any Employer and applicable law. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

10. Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Maine, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Portland, Maine, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.

11. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

12. Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Stock Units, and the right to receive and retain any Company Stock or cash payments covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter.

13. Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the Stock Units constitute “deferred compensation” under Section 409A of the Code and the Stock Units become vested and settled upon the Participant’s termination of employment, payment with respect to the Stock Units shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the Stock Units may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Stock Units shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the Stock Units to the extent permitted by the Plan.

14. Nature of Grant; No Entitlement; No Claim for Compensation. In accepting the grant of this award for the number of Stock Units as specified above, the Participant acknowledges the following:

(a) The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time.

(b) The grant of the Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.

(c) All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.

(d) The Participant is voluntarily participating in the Plan.

(e) The Stock Units and any shares of Company Stock acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or its subsidiaries (including, as applicable, the Participant’s employer) and which are outside the scope of the Participant’s employment contract, if any.

(f) The Stock Units and any shares of Company Stock acquired under the Plan are not part of the Participant’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, welfare benefits or similar payments.

(g) The Stock Units and any shares of Company Stock subject to the Award are not intended to replace any pension rights or compensation.

(h) In the event that the Participant’s employer is not the Company, the grant of the Stock Units will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Stock Units will not be interpreted to form an employment contract with the Participant’s employer or any subsidiary.

(i) The future value of the underlying shares of Company Stock is unknown and cannot be predicted with certainty. The Participant understands that the Company is not responsible for any foreign exchange fluctuation between the United States Dollar and the Participant’s local currency that may affect the value of the Stock Units.

(j) In consideration of the grant of the Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Stock Units or diminution in value of the Stock Units or any of the shares of Company Stock issuable under the Stock Units from termination of the Participant’s employment by the Company or the Participant’s employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and the Participant irrevocably releases the Participant’s employer, the Company and its subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.

15. Data Privacy.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, his or her employer, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that his or her employer, the Company and its subsidiaries, as applicable, hold certain personal information about the Participant regarding his or her employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, including, but not limited to, the Participant’s name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company and its subsidiaries, details of all options, awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”).

(c) The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.

16. Country-Specific Terms. Notwithstanding anything to the contrary herein, the Stock Units shall be subject to the Country-Specific Terms attached hereto as Addendum A. In addition, if the Participant relocates to one of the countries included in the Country-Specific Terms, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Country-Specific Terms constitute part of this Agreement and are incorporated herein by reference.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

COVETRUS, INC.

Name:
Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the Stock Units shall be final and binding.

Date	Participant

ADDENDUM A

COUNTRY-SPECIFIC TERMS

These Country-Specific Terms include additional terms and conditions that govern the Stock Units granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms are defined in the Agreement and have the meanings set forth therein.

AUSTRALIA

OFFER TO AUSTRALIAN RESIDENT EMPLOYEES

This Offer Document sets out information regarding the participation of Australian resident employees of Covetrus, Inc. (the “Company”) and its Australian subsidiaries in grant of an award of restricted stock units made under the Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan (the “Plan”).

Investment in securities involves a degree of risk and there is no guarantee of the future value of, or returns from, securities the Participant may acquire under the Plan. Employees who elect to participate in the Plan should consider all risk factors relevant to the acquisition of securities under the Plan as set out in this document and any associated documents.

The information contained in this document and any associated documents is general information only. It is not advice or information specific to the Participant’s objectives, financial situation or needs. Australian employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give advice about participation in the Plan.

1. OFFER AND TERMS OF PARTICIPATION

This Offer Document relates to an invitation by the Company to eligible employees in Australia to accept grants of restricted stock unit awards made under the Plan. The awards will be issued at no cost to the Participant.

The terms of Participant’s participation are set out in the Plan, the Prospectus (as supplemented by the Supplement to Plan Prospectus for Australia), the Agreement and this Offer Document.

By accepting a grant of a restricted stock unit award, the Participant will be bound by terms set out in the Plan, the Prospectus (as supplemented by the Prospectus Supplement for Australia), the Agreement and this Offer Document.

2. HOW CAN I ASCERTAIN THE CURRENT MARKET PRICE OF SHARES UNDERLYING THE RESTRICTED SHARE UNIT AWARD IN AUSTRALIAN DOLLARS?

The Participant could, from time to time, ascertain the market price of a share of common stock in the Company (“Company Stock”) by obtaining that price from the NASDAQ website, the Company website or The Wall Street Journal, and multiplying that price by a published exchange rate to convert U.S. Dollars into Australian Dollars, to determine the Australian dollar equivalent of that current market price.

3. RISKS OF ACQUIRING AND HOLDING SHARES

Acquiring and holding restricted stock units and shares of Company Stock involves risk. These risks include that:

(a) There is no guarantee that the shares will grow in value—they may decline in value. Stock markets are subject to fluctuations and the price of shares can rise and fall, depending upon the Company’s performance and other internal and external factors.

(b) There is no assurance that the Company will pay dividends even if its earnings increase.

(c) There are tax implications involved in acquiring and holding restricted stock units and shares of Company Stock and the tax regime applying to the Participant may change.

COLOMBIA

Labor Law Acknowledgement. The Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any legal purpose.

Securities Law Information. The shares of Company Stock subject to the Stock Units are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Company Stock may not be offered to the public in Colombia. Nothing in this Agreement should be construed as the making of a public offer of securities in Colombia.

IRELAND

Director Notification Requirement for Interests in Excess of 1%. If the Participant receives Stock Units and/or has a shareholding in respect of more than 1% of the issued share capital of the Company and is a director, shadow director or secretary of an Irish affiliate of the Company, the Participant is required to notify the Irish affiliate of the Company in writing within five business days of (i) receiving an interest in the Company (e.g., the Stock Units, shares of Company Stock, etc.) and any change in that interest, (ii) the event giving rise to the notification requirement, or (iii) becoming a director, shadow director or secretary of an Irish affiliate if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary, as the case may be).

Securities Disclaimer. The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Ireland.

SPAIN

Nature of Grant. This provision supplements Section 14 of the Agreement titled “Nature of Grant; No Entitlement; No Claim for Compensation”:

In accepting the Stock Units, the Participant consents to participate in the Plan and acknowledges that the Participant has received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant restricted stock unit awards under the Plan to individuals who may be employees of the Company or a subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or a subsidiary. Consequently, the Participant understands that the Stock Units are granted on the assumption and condition that the Stock Units and any shares of Company Stock issued are not part of any employment contract (either with the Company or any subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Participant understands that the Participant will not be entitled to continue vesting in the Stock Units after termination of the Participant’s employment or service. In addition, the Participant understands that the Stock Units would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Stock Units and any right to the Stock Units shall be null and void.

Further, the vesting of the Stock Units is expressly conditioned on the Participant’s continued employment or service, such that upon termination of the Participant’s employment or service for any reason whatsoever, the Stock Units may cease vesting immediately, in whole or in part, effective on the date of termination of the Participant’s employment or service (as determined by the Agreement). This will be the case, for example, even if (1) the Participant is dismissed for disciplinary or objective reasons; or (2) the Participant’s termination of employment or service is due to a unilateral breach of contract by the Company or the Participant’s employer. Consequently, upon the Participant’s termination of employment or service for any of the above reasons, the Participant may automatically lose any rights to the Stock Units to the extent not vested on the date of the Participant’s termination of employment or service, as described in the Plan and the Agreement.

SWITZERLAND

Securities Law Notice. The grant of the Stock Units under the Plan is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

UNITED KINGDOM

Stock Units Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the grant of Stock Units does not provide the Participant any right to receive a cash payment and the Stock Units may be settled only in shares of Company Stock.

Termination of Service. The Participant has no right to compensation or damages on account of any loss in respect of Stock Units under the Plan where the loss arises or is claimed to arise in whole or part from: (a) the termination of the Participant’s office or employment; or (b) notice to terminate the Participant’s office or employment. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed. For the purpose of the Plan, the implied duty of trust and confidence is expressly excluded.

Tax Withholding. The Participant indemnifies the Company and the Employer for any Taxes that may be payable with respect to the full number of shares of Company Stock vested and issued (including these shares of Company Stock that are deemed issued). To the extent any shares of Company Stock are withheld by the Company in accordance with Section 5(b) of the Agreement, the Company shall pay over to the Participant’s Employee sufficient moneys to satisfy the Participant’s liability under such indeminity.

ANY EUROPEAN COUNTRY

This provision replaces Section 15 of the Agreement in its entirety:

Data Privacy

(a) The Participant hereby acknowledges and understands that the Participant’s personal data is collected, retained, used, processed, disclosed and transferred, in electronic or other form, as described in this Agreement by and among, as applicable, the Participant’s employer, the Company and its subsidiaries, and third parties assisting in the implementation, administration and management of the Plan for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that the Company and its subsidiaries (including his or her employer), as applicable, hold certain personal information about him or her regarding the Participant’s employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, including, but not limited to, his or her name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity or directorships held in the Company and details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, in connection with the implementation, management and administration of the Plan (the “Data”).

(c) The Participant understands that the Data may be transferred to the Company, its subsidiaries and any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in his or her country, or elsewhere, and that the recipient’s country may have a different or lower standard of data privacy rights and protections than his or her country. The Participant understands that he or she may request a list with the names and addresses of any recipients of the Data by contacting the Participant’s local human resources representative. The Participant understands that the recipients receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including transfers of such Data to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan in accordance with applicable law. The Participant understands that he or she may, at any time, request to access or be provided the Data, request additional information about the storage and processing of the Data, require any corrections or amendments to the Data in any case without cost and to the extent permitted by law, by contacting in writing his or her local human resources representative. The Participant understands, however, that objecting to the processing of his or her Data may affect the Participant’s ability to participate in the Plan. For more information on the processing of his or her Data and other personal data, the Participant is referred to the Privacy Notice provided to him/her by his/her employer.